Sub-Item 77Q1(a)










DRESDNER RCM GLOBAL STRATEGIC INCOME FUND, INC.
(Formerly known as Kleinwort Benson Australian Income Fund, Inc.)

BY-LAWS

(as Amended and Restated)


DRESDNER RCM GLOBAL STRATEGIC INCOME FUND, INC.

AMENDED AND RESTATED BY-LAWS



ARTICLE I

Stockholders

Section 1.	Place of Meeting.   All meetings of the stockholders shall be held
 at
the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

Section 2. Annual Meetings. The annual meeting of the stockholders of the Corpo ration shall be held in the month of October of each year on such date and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, for the purpose of electing directors for the ensuing year and for the transaction of such o ther business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President, or a majority of the Board of Directors, and shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than a majority of the common stock issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. The Secretary shall inform such stoc ecretary shall give notice stating the purposes of the meeting as required in this Article and By-law to all stockholders entitled to notice of such meeting.

Section 4.	Notice of Meetings of Stockholders.   Not less than ten days' and
 not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat by leaving the same with such stockholder or at such stockholder's residence or usual place of business or by mailing it, postage prepaid, and ad given when deposited in the United States mail addressed to the stockholder as aforesaid.

No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

Section 5.	Record Dates.   The Board of Directors may fix, in advance, a
 date not exceeding sixty days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to rec than ten days prior to the date fixed for such meeting.

Section 6.	Quorum, Adjournment of Meetings.   The presence in person or by
 proxy of the holders of record of one-third of the shares of the common stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders except as otherwise provided in the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the stock present in person or by pr until the requisite amount of stock entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite amount of stock entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7.	Voting and Inspectors.   At all meetings, stockholders of record
 entitled to vote thereat shall have one vote for each share of common stock standing in his name on the books of the Corporation (and such stockholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authoriz

All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by statue of by the Articles of Incorporation or by these By-Laws.

At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director

Section 8.	Conduct of Stockholders' Meetings.   The meetings of the
 stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if he is not present, by a Vice President, or if none of them is present, by a Chairman to be elected at the meeting. The Secretary of Corporation, if present, shall act as a Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, t

Section 9.	Concerning Validity of Proxies, Ballots, etc.   At every meeting
 of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decid

Section 10.	Action without Meeting.   Any action to be taken by stockholders
 may be taken without meeting if (1) all stockholders entitled to vote on the matter consent to the action in writing, (2) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

Section 11.	Advance Notice of Stockholder Nominees for Director and Other
 Stockholder Proposals.

(a) The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with procedures set forth in this section 11.

(b) For any matter to be properly before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in the manner specified in this Section 11(b) by a stockholder of record or a stockholder (a "Nominee Holder") that holds voting securities entitled to vote at meetings of s ownership and such Nominee Holder's entitlement to vote such securities. In addition to any other requirements under applicable law and the Certificate of Incorporation and By-Laws of the Corporation, persons nominated by stockholders shall be properly brought before the meeting only if written notice of any such matter to be presented by a stockholder at such meeting of stockholders (the "Stockholder Notice") shall be delivered to the Secretary of the Corporation at the principal executive office of the C eting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Annual Meeting Date or (ii) the
r desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation shall deliver, as part of such Stockholder Notice: ( i ) a statement in writing setting forth
 (A) the name of the person or persons to be nominated, (B) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such nominee(s), (C) the information regarding each such person requ Act"), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), (D) whether such stockholder believes any nominee will be an "interested person" of the Corporation (as defined in the Investment Company Act of 1940, as amended) and, if not an "interested person", information regarding each nominee that will be sufficient for the Corporation to make such determina cially by such stockholder; (ii) each such person's signed consent to serve as a director of the Corporation if elected (iii) such stockholder's name and address; and, (iv) in the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of stockholders. Any stockholder who gives a Stockholder Notice of any matter proposed to be brought before the meeting (not involving nominees for director) shall deliver, as part of suc ckholder favors the proposal; such stockholder's name and address; the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder; if applicable, any material interest of such stockholder in the matter proposed (other than as a stockholder); and, in the case of a Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of stockholders. As used herein, shares "beneficially owned" shall mean all shares that s

Notwithstanding anything in this Section 11(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and either all of the nominees for director or the size of the increased Board of Directors are not publicly announced or disclosed by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nomin the principal executive office of the Corporation not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

(c) Only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder Notic office of the Corporation not later than the close of business on the 10th day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is publicly announced or disclosed.

(d) For purposes of this Section 11, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

(e) In no event shall the adjournment of an annual meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 11. This Section 11 shall not apply to stockholder proposals made pursuant to Rule 14a-8 under the Exchange Act.

(f) The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 11 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.


ARTICLE II

Board of Directors

Section 1.	Number and Tenure of Office.   The business and affairs of the
 Corporation shall be conducted and managed by a Board of Directors of not less than three nor more than fourteen Directors, as may be determined from time to time by vote of a majority of the Directors then in office. The Board of Directors shall be divided into three classes (Class I, Class II and Class III) serving staggered three year terms, with each class to be nearly equal in number as possible.

Section 2.	Vacancies. In the case of any vacancy in the Board of Directors through death, resignation, removal or other cause, other than an increase in the number of Directors, only a majority of the remaining Directors, although a majority is less than a quorum, by an affirmative vote, may elect a successor to hold office until the remainder of the full term of the class of Directors in which the vacancy occurred and until a successor is elected and qualifies.

Section 3.	Increase or Decrease in Number of Directors. The Board of
 Directors only, by the vote of a majority of the entire Board, may increase the number of Directors and may elect Directors to fill the vacancies created by any such increase in the number of Directors until the remainder of the full term of the class of Directors in which the vacancy occurred and until a successor is elected and qualifies. The Board of Directors, by the vote of a majority of the entire Board may likewise decrease the numb

Section 4.	Place of Meeting.   The Directors may hold their meetings, have
 one or more offices, and keep the books of the Corporation, outside the State of Maryland, and within or without the United States of America, and any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 5.	Regular Meetings.   Regular meetings of the Board of Directors
 shall be held at such time and on such notice as the Directors may from time to time determine.

The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders for the election of Directors.

Section 6.	Special Meetings; Waiver of Notice.   Special meetings of the
 Board of Directors may be held from time to time upon call of the Chairman of the Board, the President, the Secretary or two or more of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting eithe
e or purposes of such meeting.

Section 7.	Quorum.   One-third of the Directors then in office shall
 constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as

Section 8.	Executive Committee.   The Board of Directors may, by the
 affirmative vote of a majority of the whole Board, appoint from the Directors an Executive Committee to consist of such number of Directors
 (not less than three) as the Board may from time to time determine.
 The Chairman of the Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by utive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. During the absence of a member of the Executive Committee, the remaining members may appoint a member of the

Section 9.	Other Committees.   The Board of Directors, by the affirmative
 vote of a majority of the whole Board, may appoint from the Directors other committees which shall in each case consist of such number of Directors
 (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherw tee, to fill vacancies and to discharge any such committee.

Section 10.	Telephone Meetings.   Members of the Board of Directors or a
 committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 11.	Action without a Meeting.   Any action required or permitted to
 be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

Section 12.	Compensation of Directors.   No Director shall receive any stated
 salary or fees from the Corporation for his services as such if such Director is, otherwise than by reason of being such Director, an interested person (as such term is defined by the Investment Company Act of 1940) of the Corporation or of its investment adviser, administrator or principal underwriter. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for


ARTICLE III

Offices

Section 1.	Executive Officers.   The executive officers of the Corporation
 shall be chosen by the Board as soon as may be practicable after the annual meeting of the stockholders. These may include a Chairman of the Board of Directors (who shall be a Director) and shall include a President (who shall be a Director), one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The
 Board of Directors or the Executive Committee may also in its disc uch authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice
 President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

Section 2.	Term of Office.   The term of office of all officers shall be one
 year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of the whole Board of Directors. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary, unless otherwise specified therein, such resignation shall take e

Section 3.	Powers and Duties.   The officers of the Corporation shall have
 such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee.

Section 4.	Surety Bonds.   The Board of Directors may require any officer or
 agent of the Corporation to execute a bond (including, without limitations, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for neglige


ARTICLE IV

Capital Stock

Section 1.	Certificates for Shares.   Each stockholder of the Corporation
 shall be entitled to a certificate or certificates for the full shares of stock of the Corporation owned by him in such form as the Board may from time to time prescribe.

Section 2.	Transfer of Shares.   Shares of the Corporation shall be
 transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; in the case of shares not repr

Section 3.	Stock Ledgers.   The stock ledgers of the Corporation, containing
 the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer Agent, at the offices of the Transfer Agent of the Corporation.

Section 4.	Transfer Agent and Registrars.   The Board of Directors may from
 time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless
n shall be required.

Section 5.	Lost, Stolen or Destroyed Certificates.   The Board of Directors
 or the Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed, and may, in its discretion, require the owner of such certificates or such owner's legal representative to give bond, with sufficient surety, to the Corporation and each Transfer Agent, if any, to indemnify it and ate in the place of the one so lost, stolen or destroyed.




ARTICLE V

Corporate Seal

The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine.


ARTICLE VI

Fiscal Year and Accountant

Section 1.	Fiscal Year.   The fiscal year of the Corporation shall, unless
 otherwise ordered by the Board of Directors, begin on the first day of November and shall end on the last day of October in each year commencing in 1987.

Section 2.	Accountant.   The Corporation shall employ an independent public
 accountant or a firm of independent public accountant as its Accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for tha


ARTICLE VII

Indemnification

The Corporation shall indemnify directors, officers, employees and agents of the Corporation against judgments, fines, settlements and expenses to the fullest extent authorized and in the manner permitted, by applicable federal and state law.


ARTICLE VIII

Custodian

Section 1.	Designation of Custodian, Subcustodians.   The Corporation shall
 have as custodian or custodians one or more trust companies or banks of good standing, each having a capital, surplus and undivided profits aggregating not less than fifty million dollars ($50,000,000), and, to the extent required by the Investment Company Act of 1940, the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians, provided that the Corporation may use as subcustodians, rd of Directors may approve and as shall be permitted by law.

Section 2.	Termination of Custodian.   The Corporation shall upon the
 resignation or inability to serve of its custodian or upon change of the custodian:

(i) in case of such resignation or inability to serve, use its best efforts to obtain a successor custodian;

(ii) require that the cash and securities owned by the Corporation be delivered directly to the successor custodian; and

(iii) in the event that no successor custodian can be found, submit to the stockholders before permitting delivery of the cash and securities owned by the corporation otherwise than to the successor custodian, the question whether or not this Corporation shall be liquidated or shall function without a custodian.



ARTICLE IX

Amendment of By-Laws

The Board of Directors shall have the exclusive power to make, alter and repeal these By-laws.



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